Exhibit 99.1

API Technologies Reports Results for the Fiscal First Quarter

Ended February 28, 2013

ORLANDO, FL – (Business Wire) – April 9, 2013 – API Technologies Corp. (NASDAQ:ATNY) (“API”, “API Technologies”, or the “Company”), a trusted provider of RF/microwave, microelectronics, and security solutions for critical and high-reliability applications, today announced results for the fiscal first quarter ended February 28, 2013.

•	Revenue of $67.2 million, up 7.0% sequentially over prior fiscal quarter

•	GAAP Gross Margin of 22.4%

•	Quarterly gross margin improvement across all three business segments

“Our quarter-over-quarter revenue growth and the gross margin improvement across all of our segments is a reflection of our differentiated product portfolio and the team’s demonstrated commitment to operational efficiency,” said Bel Lazar, President and Chief Executive Officer of API Technologies Corp. “The development and launch of new products has positively contributed to our strong backlog and sales funnel, which positions us well for top line growth in fiscal year 2013.”

Results for the Quarter Ended February 28, 2013

API Technologies reported revenue of $67.2 million for the quarter ended February 28, 2013, compared to $62.7 million in the quarter ended November 30, 2012 and $70.7 million in the quarter ended February 29, 2012.

Gross profit, as a percent of sales, was 22.4% for the quarter ended February 28, 2013, versus 20.2% for the quarter ended November 30, 2012, and 24.9% for quarter ended February 29, 2012. Excluding restructuring costs, gross margin was 22.5% in the quarter ended February 28, 2013, compared to 21.4% in the quarter ended November 30, 2012, versus 25.4% for the quarter ended February 29, 2012. Adjusted EBITDA for the quarter ended February 28, 2013 was $7.6 million (11.4% margin), versus $8.3 million (13.2% margin) for the quarter ended November 30, 2012, compared to $10.8 million (15.3% margin) for the quarter ended February 29, 2012.

API Technologies posted a net loss of $14.4 million for the quarter ended February 28, 2013, compared to $12.3 million net loss for the quarter ended November 30, 2012, versus net income of $0.8 million for the quarter ended February 29, 2012. Restructuring costs recorded in the quarter ended February 28, 2013 were approximately $0.3 million, compared to $3.3 million in the quarter ended November 30, 2012, versus $0.6 million in the comparable period in 2012. At the end of the quarter, the Company had $10.1 million in cash and cash equivalents and $186.0 million in debt obligations, net of discounts.

Conference Call

API Technologies will host a conference call to review the Company’s fiscal firstquarter results tomorrow, April 10, at 10:00 a.m. Eastern Time. Bel Lazar, President and Chief Executive Officer, and Phil Rehkemper, Executive Vice President and Chief Financial Officer, will host the call.

The call will be available by dialing 866-605-3852 or 412-317-6789 and will be accessible by webcast at www.apitech.com. Recorded replays of the webcast will be available for 30 days on the Company’s website and by telephone for 30 days at 877-344-7529, replay passcode #10026550, beginning 2:00 p.m. Eastern Time on April 10, 2013.

About API Technologies Corp.

API Technologies designs, develops and manufactures electronic systems, subsystems, RF and secure solutions for technically demanding defense, aerospace and commercial applications. API Technologies’ customers include many leading Fortune 500 companies. API Technologies trades on the NASDAQ under the symbol ATNY. For further information, please visit the Company website at www.apitech.com.

Non-GAAP Financial Information

In this press release, API has provided a non-GAAP financial measure for Gross Margin and Adjusted EBITDA. Non-GAAP Gross Margin excludes restructuring charges and Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization), excludes discontinued operations, restructuring charges, acquisition and divestiture related charges, a C-MAC pro forma adjustments, foreign exchange gains and losses, stock-based compensation expenses, amortization of note discounts and deferred financing costs, and certain other adjustments. Management believes the supplemental non-GAAP presentations provide investors an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss or gross margin determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

SafeHarbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, general economic and business conditions, government regulations, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, the ability of our review of strategic alternatives to maximize stockholder value and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Investor Relations Contacts:

Phil Rehkemper

EVP and Chief Financial Officer

+1 855-294-3800

investors@apitech.com

Tara Condon

VP, Corporate Marketing & Investor Relations

+1 908-546-3903

investors@apitech.com

API Technologies Corp.

Financial Results

For the Three and Twelve Months Ended February 28, 2013

Consolidated Statements of Operations and Comprehensive Income (Loss) (unaudited)

in Thousands USD (except per share data)

	For the Three Months Ended Feb. 28, 2013	For the Three Months Ended Feb. 29, 2012
Revenue, net	$67,158	$70,717
Cost of revenues
Cost of revenues	52,031	52,771
Restructuring charges	103	305

Total cost of revenues	52,134	53,076

Gross profit	15,024	17,641

Operating expenses
General and administrative	6,992	6,500
Selling expenses	4,019	3,766
Research and development	2,428	2,488
Business acquisition and related charges	468	290
Restructuring charges	242	339

	14,149	13,383

Operating income	875	4,258
Other expenses (income), net
Interest expense, net	4,343	3,370
Amortization of note discounts and deferred financing costs	10,753	595
Other expense (income), net	(798)	26

	14,298	3,991

Income (loss) from continuing operations before income taxes	(13,423)	267
Expense (benefit) for income taxes	1,001	(506)

Net income (loss)	$(14,424)	$773

Unrealized foreign currency translation adjustment	(1,418)	62

Other comprehensive income (loss)	(1,418)	62

Comprehensive income (loss)	$(15,842)	$835

Net income (loss) per share—Basic and diluted	$(0.26)	$0.01

Weighted average shares outstanding
Basic	55,369,100	55,192,697
Diluted	55,369,100	55,395,557

Consolidated Balance Sheets (unaudited)

in thousands USD

	February 28, 2013	November 30, 2012
Assets
Current
Cash and cash equivalents	$10,064	$20,535
Restricted cash	—	700
Accounts receivable	49,202	45,229
Inventories, net	71,012	67,962
Deferred income taxes	1,039	1,101
Prepaid expenses and other current assets	2,737	2,644

	134,054	138,171
Fixed assets, net	39,647	41,792
Fixed assets held for sale	900	900
Goodwill	156,002	156,002
Intangible assets, net	47,646	50,090
Other non-current assets	3,451	5,760

Total assets	$381,700	$392,715

Liabilities, Redeemable Preferred Stock and Shareholders’ Equity
Current
Accounts payable and accrued expenses	$41,421	$41,487
Deferred revenue	492	385
Current portion of long-term debt	9,585	2,328

	51,498	44,200
Deferred income taxes	4,074	3,410
Other long-term liabilities	998	1,048
Long-term debt, net of current portion and discount	176,375	179,503

	232,945	228,161

Redeemable Preferred Stock	25,234	25,581
Shareholders’ equity
Common stock	55	55
Special voting stock	—	—
Additional paid-in capital	327,363	326,973
Common stock subscribed but not issued	2,373	2,373
Accumulated deficit	(206,937)	(192,513)
Accumulated other comprehensive income	667	2,085

	123,521	138,973

Total Liabilities, Redeemable Preferred Stock and Shareholders’ Equity	$381,700	$392,715

Consolidated Adjusted EBITDA

in thousands USD

The following table reconciles three months GAAP net income to non-GAAP Adjusted EBITDA from continuing operations.

	Three Months Ended
	February 28, 2013	February 29, 2012
Net Income (loss)	$(14,424)	$773
Adjustments
Interest expense, net	4,343	3,370
Amortization of note discounts and deferred financing costs	10,753	595
Depreciation and amortization	4,622	4,196
Income taxes	1,001	(506)
Stock based compensation	390	858
Restructuring	345	644
Acquisition related charges	468	290
Other adjustments (A)	131	673
Foreign exchange gain	—	(65)

Adjusted EBITDA	$7,629	$10,828

(A)	Charges in 2013 were related to inventory obsolescence provisions, partially offset by the reduction of the contingency accrual. 2012 primarily related to non-cash inventory provisions and a loss on the sale of real estate held for sale.

Additional Adjusted EBITDA Reconciliations

in thousands USD

The following table reconciles three months GAAP net loss to non-GAAP Adjusted EBITDA for our reportable segments for the quarter ended February 28, 2013.

	SSC	SSIA	Sub-total SSC & SSIA	EMS	Corporate	Total
Q1 2013	Q1	Q1	Q1	Q1	Q1	Q1
Revenue	$48,448	$3,842	$52,290	$14,868	$—	$67,158
Net Income (loss)	3,197	713	3,910	(934)	(17,400)	(14,424)
Adjustments
Interest expense, Net	656	(2)	654	36	3,653	4,343
Amortization of note discounts and deferred financing costs	—	—	—	—	10,753	10,753
Depreciation and amortization	3,214	98	3,312	1,227	83	4,622
Income taxes	(80)	58	(22)	—	1,023	1,001
Stock based compensation	—	—	—	—	390	390
Restructuring	238	43	281	26	38	345
Acquisition related charges	49	—	49	6	413	468
Other adjustments (A)	455	—	455	215	(539)	131
Net corporate costs (B)	(1,145)	(91)	(1,236)	(350)	1,586	—
Add-Back Total	3,387	106	3,494	1,160	17,400	22,053

Adjusted EBITDA	$6,584	$819	$7,403	$226	$—	$7,629

Adjusted EBITDA Margin	13.6%	21.3%	14.2%	1.5%		11.4%

(A)	Charges primarily related to inventory obsolescence provisions, offset by the reduction of the contingency accrual.
(B)	Net Corporate costs are allocated to the three segments by percentage of total consolidated revenues.

Additional Adjusted EBITDA Reconciliations

in thousands USD

The following table reconciles three months GAAP net loss to non-GAAP Adjusted EBITDA for our reportable segments for the quarter ended November 30, 2012.

Q4 2012	SSC	SSIA	Sub-total SSC & SSIA	EMS	Corporate	Total
	Q4	Q4	Q4	Q4	Q4	Q4
Revenue	$48,721	$3,370	$52,091	$10,658	$—	$62,749
Net Income (loss)	(1,999)	(246)	(2,245)	(2,906)	(7,152)	(12,303)
Adjustments
Interest expense, Net	1,850	(2)	1,848	86	2,377	4,311
Amortization of note discounts and deferred financing costs	—	—	—	—	727	727
Depreciation and amortization	4,011	134	4,145	820	80	5,045
Income taxes	(119)	(42)	(161)	10	305	154
Stock based compensation	—	—	—	—	290	290
Restructuring	880	634	1,514	1,749	74	3,337
Acquisition related charges	8	—	8	—	576	584
C-MAC pro-forma adjustments	924	—	924	—	—	924
Other adjustments (A)	3,313	—	3,313	373	1,198	4,884
Foreign exchange loss	—	—	—	—	301	301
Net corporate costs (B)	(950)	(66)	(1,016)	(208)	1,224	—
Add-Back Total	9,917	658	10,575	2,830	7,152	20,557

Adjusted EBITDA	$7,918	$412	$8,330	$(76)	$—	$8,254

Adjusted EBITDA Margin	16.3%	12.2%	16.0%	-0.7%		13.2%

(A)	Charges relate to non-cash inventory provisions.
(B)	Net Corporate costs are allocated to the three segments by percentage of total consolidated revenues.

Additional Adjusted EBITDA Reconciliations

in thousands USD

The following table reconciles three months GAAP net loss to non-GAAP Adjusted EBITDA for our reportable segments for the quarter ended February 29, 2012.

Q1 2012	SSC	SSIA	Sub-total SSC & SSIA	EMS	Corporate	Total
	Q1	Q1	Q1	Q1	Q1	Q1
Revenue	$44,951	$6,436	$51,387	$19,330	$—	$70,717
Net Income (loss)	4,823	1,562	6,385	237	(5,849)	773
Adjustments
Interest expense, Net	—	3	3	—	3,367	3,370
Amortization of note discounts and deferred financing costs	—	—	—	—	595	595
Depreciation and amortization	2,958	91	3,049	1,111	36	4,196
Income taxes	(542)	—	(542)	—	36	(506)
Stock based compensation	—	—	—	—	858	858
Restructuring	260	1	261	348	35	644
Acquisition related charges	—	—	—	—	290	290
C-MAC pro-forma adjustments	—	—	—	—	—	—
Other adjustments (A)	667	—	667	6	—	673
Foreign exchange (gain) loss	(15)	22	7	—	(72)	(65)
Net corporate costs (B)	(449)	(64)	(513)	(193)	706	—
Add-Back Total	2,879	53	2,932	1,272	5,851	10,055

Adjusted EBITDA	$7,702	$1,615	$9,317	$1,509	$2	$10,828

Adjusted EBITDA Margin	17.1%	25.1%	18.1%	7.8%		15.3%

(A)	Charges relate to non-cash inventory provisions and a loss on the sale of real estate held for sale.
(B)	Net Corporate costs are allocated to the three segments by percentage of total consolidated revenues.

Gross Margin without Restructuring Charges

$ amounts in thousands USD

	Three Months Ended February 28, 2013	Three Months Ended November 30, 2012	Three Months Ended February 29, 2012
Revenue	$67,158	$62,749	$70,717
Gross Profit	$14,994	$12,699	$17,641
Restructuring	$103	$706	$305
Gross profit without restructuring	$15,097	$13,405	$17,946
Gross margin % without restructuring	22.5%	21.4%	25.4%